Exhibit 10.19.2
[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of December 21, 2009, by and between Citibank, N.A. (“Lender”) and Energy Recovery, Inc., a Delaware corporation (“ERI”), and CFE Acquisition Corporation, a Delaware corporation to be renamed “Pump Engineering, Inc.” upon consummation of the Merger (defined below) (“Pump Engineering” and jointly and severally with ERI, the “Borrower”), with respect to the Loan and Security Agreement between ERI and Lender dated as of January 7, 2009 (as amended and modified through but excluding the date hereof, the “Agreement”).
RECITALS
     WHEREAS, ERI and Lender entered into the Agreement; and
     WHEREAS, the parties have agreed to the changes in the Agreement and the other matters set forth below.
     NOW THEREFORE, IT IS AGREED THAT:
     1. Definitions. Unless otherwise indicated, words and terms which are defined in the Agreement have the same meaning where used herein.
     2. Amendments.
          (a) The definition of “Borrower” in Section 1.1 of the Agreement is hereby amended and restated as follows:
     “Borrower” means Energy Recovery, Inc., a Delaware corporation (“ERI” and also referred to as a “co-Borrower”), jointly and severally with CFE Acquisition Corporation, a Delaware corporation to be renamed “Pump Engineering, Inc.” (“Pump Engineering” and also referred to as a “co-Borrower”).
          (b) The definition of “Index” in Section 1.1 of the Agreement is hereby amended and restated as follows:
     “Index” means an interest rate which is subject to change from time to time based on changes in an independent index, which is the greater of (i) the prime rate of interest as published in the Money Rates column of the Wall Street Journal from time to time (the “Prime Rate”), or (ii) the Minimum Interest Rate, plus, in each case, a margin of 0% per annum. Any change in the Index will take effect on the date of the change in the Prime Rate or the Minimum Interest Rate, as applicable. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this Agreement, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index as of January 7, 2009 is 3.25%. The interest rate to be applied to the unreimbursed amount of drawn Letters of Credit will be at a rate of 3.00 percentage points over the Index, resulting in an initial rate of 6.25%.
NOTICE: Under no circumstances will the effective rate of interest under this Agreement be more than the maximum rate allowed by applicable law.

          (c) A definition of “Minimum Interest Rate” is added to Section 1.1 of the Agreement as follows:
     “Minimum Interest Rate” means two hundred (200) basis points in excess of the rate of interest determined by Lender in accordance with its customary procedures and utilizing such electronic or other quotation sources as it considers appropriate to be the prevailing rate per annum in effect each banking day at which deposits in United States dollars for a one month period, determined by Lender in its sole discretion, are offered to Leader by first class banks in the London Interbank Market shortly after 11:00 a.m. (London time) two banking days prior to the date such rate of interest is to be effective and applied to existing and future Advances under the Revolving Line of Credit.
          (d) The definition of “Revolving Line Maturity Date” in Section 1.1 of the Agreement is hereby amended and restated as follows:
     “Revolving Line Maturity Date” means May 30, 2010.
          (e) Section 6.2(b) of the Agreement is amended and restated as follows:
     (b) [Reserved].
          (f) The address data following the last sentence of Section 10 is amended and restated as follows:

If to Borrower:	Energy Recovery, Inc.
Pump Engineering, Inc. / CFE Acquisition Corporation
1717 Doolittle Drive
San Leandro, CA 94577
Attn: Thomas Willardson, Chief Financial Officer
Fax: (510) 483-7371
Tel: (510) 746-7370
Email: twillardson@energy-recovery.com

If to Lender:	Citibank, N. A. 3950 Regent Blvd. Mailstop S2A-267 Irving, TX 75063

and to:	Richard Souza Citibank, N.A. One Sansome Street, 21st Floor San Francisco, CA 94104 Tel: (415)658-4236 Fax: (415) 658-4555

and to:	Citibank, N.A. One Sansome Street, 21st Floor San Francisco, CA 94104 Attn: Paula Turney Fax: (415) 658-4555 Tel: (415) 658-4558

          (g) A new Section 12.10 is added to the Agreement as follows:
     12.10 Co-Borrowers. Each co-Borrower agrees as follows:
               (a) Each co-Borrower hereby expressly confirms that it has assumed, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of “Borrower” under the Agreement and the Loan Documents. By virtue of the foregoing, each co-Borrower hereby accepts and assumes any liability of any other co-Borrower related to each representation or warranty, covenant or obligation made by any other co-Borrower in the Agreement or any other Loan Document and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations.
               (b) Each co-Borrower agrees that it is jointly and severally, directly, and primarily liable to Lender for payment in full of the Indebtedness and that such liability is independent of the duties, obligations and liabilities of the other co-Borrowers. The Loan Documents are a primary and original obligation of each co-Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which will remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. Each co-Borrower acknowledges that the obligations of such co-Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons or entities other than such co-Borrower (including any other co-Borrower party hereto) and, in full recognition of that fact, each co-Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of the Agreement or any of the other Loan Documents by any one or more co-Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to each co-Borrower: (a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Indebtedness or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval, or consent with respect to, the Indebtedness or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Indebtedness or any part thereof; (d) accept partial payments on the Indebtedness; (e) receive and hold additional security or guaranties for the Indebtedness or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its/their sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Indebtedness or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable laws, or otherwise liquidate or enforce any Indebtedness and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any co-Borrower or any other Person, and correspondingly restructure the Indebtedness, and any such merger, change, restructuring, or termination will not affect the liability of any co-Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Indebtedness.
               (c) Upon the occurrence and during the continuance of any Event of Default, Lender may enforce the Agreement and any or all of the other Loan Documents independently as to each co-Borrower and independently of any outer remedy or security Lender at any time may have or hold in connection with the Indebtedness, and it will not be necessary for Lender to marshal assets in favor of any co-Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Agreement and the other Loan Documents. Each co-Borrower expressly waives any right to require Lender to marshal assets in favor of any co-Borrower or any other Person or to proceed against any other co-Borrower or any Collateral provided by any Person, and agrees that Lender may proceed against co-Borrowers or any Collateral in such order as Lender may determine in its sole and absolute discretion.
          (d) Lender may file a separate action or actions against any co-Borrower, whether action is brought or prosecuted with respect to any security or against any other person, or whether any other person is joined in any such action or actions. Each co-Borrower agrees that Lender and any co-Borrower and any affiliate of any co-Borrower may deal with each other in connection with the Indebtedness or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of the Agreement or the other Loan Documents.
          (e) Lender’s rights under the Loan Documents will be reinstated and revived, and the enforceability of the Agreement and the other Loan Documents will continue, with respect to any amount at any time paid on account of the Indebtedness which thereafter may be required to be restored or returned by Lender, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of the Agreement and the other Loan Documents at all times will remain effective to cover the full amount of all the Indebtedness even though the Indebtedness, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any co-Borrower and whether or not any other co-Borrower has any personal liability with respect thereto.
          (f) To the maximum extent permitted by applicable law and to the extent that a co-Borrower is deemed a guarantor, each co-Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other co-Borrower with respect to the Indebtedness, (b) the unenforceability or invalidity of any security or guaranty for the Indebtedness or lack of perfection or continuing perfection or failure of priority of any security for the Indebtedness, (c) the cessation for any cause whatsoever of the liability of any other co-Borrower (other than by reason of the full payment and performance of all Indebtedness), (d) any failure of the Lender to marshal assets in favor of Lender or any co-Borrower or any other person, (e) any failure of Lender to give notice of sale or other disposition of collateral to any co-Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) any failure of Lender to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation, including any failure of Lender to conduct (a) commercially reasonable sale or other disposition of any collateral or other security for any Obligation, (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any co-Borrower or the Indebtedness or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Lender of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of Lender for any reason, or (o) any action taken by Lender that is authorized by the Agreement or any other provision of any Loan Document. Until such time as all of the Indebtedness have been fully, finally, and indefeasibly paid in full in cash: (i) each co-Borrower hereby waives and postpones any right of subrogation it has or may have as against any other co-Borrower respect to the Indebtedness; and (ii) in addition, each co-Borrower also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other co-Borrower. Each co-Borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Indebtedness, and all notices of acceptance of the Agreement or the other Loan Documents or of the existence, creation or incurring of new or additional Indebtedness.
          (g) If all or any part of the Indebtedness at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each co-Borrower authorizes Lender, upon the occurrence of and during the continuance of any Event of Default, at their sole option, without notice or demand and without affecting the obligations of any co-Borrower, the enforceability of the Agreement and the other Loan Documents, or the validity or enforceability of any liens of Lender, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.
          (h) Without limiting the generality of any other waiver or other provision set forth in this Agreement, each co-Borrower waives all rights and defenses that such co-Borrower may have because the Indebtedness is secured by real property. This means, among other things:
               (1) Lender may collect from any co-Borrower without first foreclosing on any real or personal property pledged as Collateral by any other co-Borrower to secure the Indebtedness.
               (2) If Lender foreclose(s) on any real property pledged as Collateral by any co-Borrower:
                    a. The amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
                    b. Lender may collect from any co-Borrower even if Lender, by foreclosing on the real property pledged as Collateral, has destroyed any right that co-Borrower may have to collect from any other co-Borrower.
This is an unconditional and irrevocable waiver of any rights and defenses each co-Borrower may have because the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
          (i) To the fullest extent permitted by applicable law, to the extent that a co-Borrower is deemed a guarantor, each co-Borrower expressly waives any defenses to the enforcement of the Agreement and the other Loan Documents or any rights of Lender created or granted hereby or to the recovery by Lender against any co-Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of co-Borrowers and may preclude co-Borrowers from obtaining reimbursement or contribution from other co-Borrowers. To the fullest extent permitted by applicable law, each co-Borrower expressly waives any suretyship defenses or benefits that it otherwise might or would have under applicable law. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH CO-BORROWER WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY LENDER, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE INDEBTEDNESS, HAS DESTROYED SUCH CO-BORROWER’S RIGHTS OF

SUBROGATION AND REIMBURSEMENT AGAINST THE OTHER CO-BORROWERS BY OPERATION OF LAW, INCLUDING BUT NOT LIMITED TO SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR OTHERWISE.
     (j) Notwithstanding the foregoing provisions of this Section 12.10, the references in Sections 6.2 and 6.6 of the Agreement to “Borrower” mean only ERI. The parties agree that Pump Engineering, as a Subsidiary of ERI will be consolidated with ERI for purposes of Sections 6.2 and 6.6.
          (h) Exhibit G is amended and restated in the form attached to this Amendment.
     3. Waiver.
          (a) Subject to the next sentence, Lender waives the prohibition in Section 7.3 of the Agreement against mergers by Borrower’s subsidiaries if those mergers have a total value of consideration in excess of $10 million, but only as that prohibition applies to the merger transaction (the “Merger”) contemplated by that certain Agreement and Plan of Merger in substantially the form attached hereto as Schedule 1 to be entered into by and among, ERI, CFE Acquisition Corporation, a Delaware corporation, Pump Engineering, LLC, a Michigan limited liability company, Roy Radakovich and U.S. Bank, N.A. Lender’s waiver is expressly conditioned upon there not existing any Event of Default before or immediately after consummation of all transactions contemplated by that Agreement and Plan of Merger.
          (b) Borrower represents that certain Collateral is or will be located in a secure warehouse with the following address:
Logsped
Tarbuk Business Park 1
A-2320 Vienna, Austria
Borrower agrees that it will not at any time store Collateral with an aggregate value (based on expected gross sales price) of more than $500,000 at the above Vienna location. Provided that Borrower complies with its agreement in the previous sentence, Lender waives the prohibition in Section 5.2 of the Agreement against delivering any portion of the Collateral having a value of more than $250,000 to a bailee, but only with respect to the storage of Collateral at the specified Vienna location and only for a period not exceeding 365 days from the date of this Amendment.
     4. Payment of Fees and Expenses. Borrower must pay Lender, on demand, an amendment fee of $2,500 and all fees and expenses (including attorneys’ fees) incurred by Lender in connection with the negotiation and preparation of this Amendment and all documents related thereto.
     5. Continued Validity of Agreement. Except as modified by this Amendment, the Agreement and all Loan Documents will continue in full force and effect as originally constituted and are ratified and affirmed by the parties hereto. Each reference in the Agreement or the other Loan Documents to the Agreement means the Agreement, together with this

Amendment, unless the context otherwise requires. This Amendment and the Agreement must be read as one document.
     6. Compliance with Loan Documents. Borrower represents and warrants to Lender as follows: (a) as of the effective date of this Amendment, Borrower has complied, and is in compliance with, all of the terms, covenants and conditions of the Agreement and the other Loan Documents; (b) as of the effective date of this Amendment, there exists no Event of Default under the Agreement or any of the other Loan Documents or an event which would constitute an Event of Default upon the lapse of time or upon the giving of notice and the lapse of time specified therein; (c) the representations and warranties of Borrower in the Agreement and the other Loan Documents are true and with the same effect as of the date hereof; and (d) Borrower will continue to be in compliance with all of the terms, covenants and conditions of the Agreement and the other Loan Documents, and all representation and warranties will continue to be true, upon this Amendment becoming effective.
     7. Authorization. Each party represents to the others that the individual executing this document on its behalf is the duly appointed signatory of such party to this document and that such individual is authorized to execute this document by or on behalf of such party and to take all action required by the terms of this document.
     8. When Amendment is Effective. This Amendment will be deemed binding and effective when:
          (a) this Amendment is executed by Pump Engineering, ERI and Lender, and Lender has received a fully executed original of this Amendment;
          (b) Pump Engineering executes an Alternative Dispute Resolution Agreement and a Borrowing Resolution and Lender has received a fully executed original of each document;
          (c) the Consent of Guarantors attached hereto is executed by the parties thereto and Lender has received a fully executed original thereof;
          (d) Lender has received the Organizational Documents of Pump Engineering and a good standing certificate of Pump Engineering certified by the Secretary of State of Delaware as of a date no earlier than 30 days prior to the date of this Amendment; and
          (e) payment of the fee and Lender Expenses as specified in Section 4 of this Amendment.
     9. No Novation. This Amendment is not intended to be, and may not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the Agreement will remain in full force and effect.
     10. Entire Agreement. This document constitutes the entire agreement by and between Borrower and Lender with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, communications, discussions and agreements concerning such subject matter.

     11. Counterparts. This document may be executed in any number of counterparts, each of which will be an original, but all of which together constitute one and the same agreement.
[Balance of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this document as of the date first set forth above.

LENDER:			BORROWER:

Citibank, N.A.			Energy Recovery, Inc., a Delaware corporation

By	/s/ Richard Souza		By	/s/ Tom Willardson

	Name:	Richard Souza		Name:	Thomas Willardson
	Title:	Senior Vice President / Senior Relationship Manager		Title:	Chief Financial Officer

CFE Acquisition Corporation, a Delaware corporation (to be renamed “Pump Engineering, Inc.”)

			By	/s/ Tom Willardson

				Name:	Thomas Willardson
				Title:	Chief Financial Officer

Schedule 1
[Attach form of Agreement and Plan of Merger]

ALTERNATIVE DISPUTE RESOLUTION AGREEMENT
(Judicial Reference)
     THIS ALTERNATIVE DISPUTE RESOLUTION AGREEMENT (“Agreement”) is made and entered into as of December 21, 2009, by and between the undersigned (“Obligor”) and CITIBANK, N.A. (“Lender”) (Obligor and Lender are hereinafter collectively, the “Parties”, and individually, a “Party”).
1. DEFINED TERMS. Initially capitalized terms shall have the meanings given to such terms in this Agreement. In addition, the following terms when used in this Agreement shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     (a) “Claim” means any claim, cause of action, dispute or controversy between or among the Parties, whether sounding in contract, tort or otherwise, which arises out of or relates to: (i) any of the Subject Documents, (ii) any negotiations, communications, alleged promises, or representations relating to any of the Subject Documents, whether or not incorporated into the Subject Documents or (iii) any indebtedness incorporated into or evidenced by any of the Subject Documents.
     (b) “Subject Documents” means this Agreement and all loan agreements, security agreements, pledge agreements, mortgages, deeds of trust, guaranties, instruments, documents, and other agreements now or hereafter executed by Obligor in favor of Lender, or between Obligor and Lender, and any and all extensions, renewals, amendments and replacements of any of the foregoing.
2. CLAIMS SUBJECT TO JUDICIAL REFERENCE; CONDUCT OF REFERENCE.
     (a) Each Claim shall be determined by a consensual general judicial reference (the “Reference”) pursuant to the provisions of California Code of Civil Procedure §§ 638 et seq., as such statutes may be amended or modified from time to time.
     (b) Upon a written request of any Party, or upon an appropriate motion by any Party, any pending action relating to any Claim and every Claim shall be heard by a single Referee who shall then try all issues (including any and all questions of law and questions of fact relating thereto), and issue findings of fact and conclusions of law and report a statement of decision. The Referee’s statement of decision will constitute the conclusive determination of the Claim. The Parties agree that the Referee shall have the power to issue all legal and equitable relief appropriate under the circumstances before him/her.
     (c) The Parties shall promptly and diligently cooperate with one another and the Referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of all Claims in accordance with the terms of this Agreement.
     (d) Any Party may file the Referee’s findings, conclusions and statement with the clerk or judge of any appropriate court, file a motion to confirm the Referee’s report and have judgment entered thereon. If the report is deemed incomplete by such court, the Referee may be required to complete the report and resubmit it.
     (e) The Parties will have such rights to assert such objections as are set forth in California Code of Civil Procedure §§ 638 et seq.,
     (f) All records relating to the Reference shall be permanently sealed when the order thereon becomes final.
3. SELECTION OF REFEREE; POWERS.
     (a) The Parties shall select a single neutral referee (the “Referee”), who shall be a retired judge or justice of the courts of the State of California, or a federal court judge, in each case, with at least ten years of judicial experience in civil matters. The Referee shall be appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts).
     (b) If within ten (10) days of the request or motion for the Reference, the Parties cannot agree upon a Referee, either Party may request or move that the Referee be appointed by the court. The Referee shall determine all issues relating to the applicability, interpretation, legality and enforceability of this Agreement.

4. PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE.
     (a) No provision of this Agreement shall limit the right of any Party to (i) exercise self-help remedies including, without limitation, set-off, (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral, (iii) exercise any judicial or power of sale rights, or (iv) obtain or oppose provisional or ancillary remedies, including without limitation, injunctive relief, writs of possession, the appointment of a receiver, and/or additional or supplementary remedies from a court of competent jurisdiction before, after or during the pendency of the Reference.
     (b) The exercise of, or opposition to, any such remedy does not waive the right of any Party to the Reference pursuant to this Agreement.
5. COSTS AND FEES.
     (a) Promptly following the selection of the Referee, the Parties shall advance equal portions of the estimated fees and costs of the Referee.
     (b) In the statement of decision issued by the Referee, the Referee shall award costs, including reasonable attorneys’ fees, to the prevailing party, if any, and may order the Referee’s fees to be paid or shared by the Parties in such manner as the Referee deems just.
6. SEVERABILITY. In the event that any provision of this Agreement is found to be illegal or unenforceable, the remainder of this Agreement shall remain in full force and effect.
7. MISCELLANEOUS. In the event that multiple Claims are asserted, some of which are found not subject to this Agreement, the Parties agree to stay the proceedings of the Claims not subject to this Agreement until all other Claims are resolved in accordance with this Agreement. In the event that Claims are asserted against multiple parties, some of whom are not subject to this Agreement, the Parties agree to sever the Claims subject to this Agreement and resolve them in accordance with this Agreement. In the event of any challenge to the legality or enforceability of this Agreement, the prevailing Party shall be entitled to recover the costs and expenses, including reasonable attorneys’ fees, incurred by it in connection therewith. This Agreement shall be governed by, construed and enforced in accordance with federal law and the laws of the State of California. This Agreement fully states all of the terms and conditions of the Parties’ agreement regarding the matters mentioned in, or incidental to, this Agreement. This Agreement supersedes all oral negotiations and prior writings concerning the subject matter hereof. The terms of this Agreement shall be binding upon Obligor, and upon Obligor’s heirs, personal representatives, successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns.
This Agreement has been duly executed by the Parties as of the date first written above.

OBLIGOR: CFE Acquisition Corporation, a Delaware corporation to be renamed “Pump Engineering, Inc.”
By:	/s/ Tom Willardson
	Name:	Thomas Willardson
	Title:	Vice President & Treasurer

LENDER: CITIBANK, N.A.
By:	/s/ Richard Souza
	Name:	Richard Souza
	Title:	Senior Vice President / Senior Relationship Manager

Corporation Resolutions and Incumbency Certification
Authority to Procure Loans
     I certify that I am the duly elected and qualified Secretary of CFE Acquisition Corporation, a Delaware Corporation, which was renamed Pump Engineering, Inc. as of December 21,2009 when Pump Engineering, LLC merged into and with CFE under an Agreement and Plan of Merger, dated December 2, 2009 (the “Corporation”), and oversee the keeping of the records of the Corporation.
     I further certify that the attached Exhibit A is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation by Unanimous Written Consent on November 23, 2009 (“Resolutions”) in accordance with its bylaws and applicable statutes.
     I further certify that the Resolutions are in full force and effect as of the date of this Certification; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation or any agreement, indenture or other instalment to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to bold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:
(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME	TITLE	SIGNATURE
Thomas Willardson	Treasurer & Vice President	/s/ Tom Willardson
Carolyn F. Bostick	Secretary	/s/ Carolyn F. Bostick
In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal of said Corporation to be affixed on December 23, 2009.

By:	/s/ Carolyn F. Bostick
	Name:	Carolyn F. Bostick
	Title:	Secretary

The Above Statements are Correct.	/s/ Tom Willardson
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE, A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE
Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

2

EXHIBIT A
ORGANIZATIONAL RESOLUTIONS OF
THE MEMBERS OF THE BOARD OF DIRECTORS OF
CFE ACQISITION CORPORATION
(a Delaware corporation)
as of November 23,2009
     Pursuant to Sections 141 and 144 of the Delaware General Corporations Law, the undersigned, being all of the members of the Board of Directors (the “Board”) of CFE Acquisition Corporation, a Delaware corporation (the “Company”), hereby adopt, and approve, the following resolutions by written consent without a meeting:
1. [***]
2. [***]
3. Election of Officers
4. RESOLVED, that the following persons are elected to the offices of the Company indicated opposite their respective names below, effective immediately;

President	Borja Blanco
Treasurer and Vice President	Tom Willardson
Secretary	Carolyn Bostick
5. [***]
6. [***]
7. [***]
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treatment request and has been filed separately with the Securities and Exchange Commission.

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8. [***]
9. [***]
10. Bank Resolutions
     RESOLVED, that the officers of the Company, and each of them with full authority to act without the other, are authorized to designate as depository or depositories of funds of the Company, and to open an account or accounts of the Company with such banks, money market funds, mutual funds or other financial institutions (all such institutions hereinafter referred to as “Financial Institutions”) as they may select.
     RESOLVED FURTHER, that the officers of the Company are authorized to endorse for deposit any checks, drafts or other evidences of indebtedness made payable to the order of the Company, and that such persons as may be designated by the President of the Company shall be authorized to sign on behalf of the Company checks, drafts and other orders with respect to any funds standing to the credit of the Company in such account or accounts; and
     RESOLVED FURTHER, that the Company is authorized to enter into such deposit arrangements with any Financial Institution designated by the officers of the Company and that the corporate resolutions required by each such Financial Institution in connection with such arrangements are hereby adopted and/or ratified as resolutions of the Board and the Secretary or any Assistant Secretary of the Company, or any officer of the Company is authorized to certify that such resolutions have been duly adopted by the Board.
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[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

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[***]
[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

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[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

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treatment request and has been filed separately with the Securities and Exchange Commission.

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     The undersigned, being all of the directors of the Company, does hereby consent to the adoption of the foregoing resolutions effective as of the date first set forth above. This action is effective and the resolutions herein are adopted as of the date first set forth above. These resolutions shall be filed in the minute book of the Company.

/s/ G. G. Pique
G.G. Pique

/s/ Tom Willardson
Tom Willardson

/s/ Carolyn Bostick
Carolyn Bostick

EXHIBIT A
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treatment request and has been filed separately with the Securities and Exchange Commission.

EXHIBIT B
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treatment request and has been filed separately with the Securities and Exchange Commission.

EXHIBIT C
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treatment request and has been filed separately with the Securities and Exchange Commission.

EXHIBIT D
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[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.